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                           EXHIBIT 21

                   CHICAGO RIVET & MACHINE CO.

                 SUBSIDIARIES OF THE REGISTRANT



     The Company's only subsidiary is H & L Tool Company, Inc., which is wholly-owned and is organized in the State of Illinois.




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